                                    EXHIBIT 5

                        Paul, Hastings, Janofsky & Walker
                              695 Town Center Drive
                                   17th Floor
                          Costa Mesa, California 92626
                                 (714) 668-6200
                            (714) 979-1921 FACSIMILE

                                 March 14, 1996


Pacific Scientific Company
620 Newport Center Drive, Ste. 700
Newport Beach, CA 92660

Ladies and Gentlemen:

                  We are furnishing this opinion of counsel to Pacific Scientific Company, a California corporation (the "Company"), for filing as
Exhibit 5 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the resale of up to 983,092 shares (the "Shares") of the Company's Common Stock, $1.00 par value.

                  We have examined the Certificate of Incorporation and Bylaws of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

                  Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when sold as described in the Registration Statement, are and will continue to be validly issued, fully paid and nonassessable.

                  This opinion is limited to existing California and Federal law and we express no opinion with respect to the laws or effects of laws of any other jurisdiction.

Pacific Scientific Company
March 14, 1996
Page 2

                  We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement.


                                            Respectfully submitted,

                                     /s/ Paul, Hastings, Janofsky & Walker
                                     -------------------------------------